Pentwater Capital Management LP
227 West Monroe, Suite 4000
Chicago, IL 60608

February 4, 2008

Post Properties, Inc.
Attn: Board of Directors and Corporate Secretary
4401 Northside Parkway, Suite 800
Atlanta, Georgia 30327
Attn: Secretary

Dear Members of the Board and Secretary:

     As we have discussed previously, Pentwater Capital Management LP is a money management firm based in Chicago and through the Pentwater Growth Fund Ltd. (collectively, “Pentwater ” or “we ”) is a record and beneficial owner of Post Properties, Inc. (“Post ”). We are writing to you today to put forward our nominations for Post’s Board of Directors (the “Board ”).

     Pentwater does not take this action lightly. As we have previously communicated, we believe that the Board has failed the shareholders in several respects. We believe that the Board committed errors when it failed to respond to a widely publicized offer to purchase the company in the spring of last year. We believe that the Board committed errors by investing in condo conversion projects at the peak of the real estate cycle. We believe that the Board has failed to take actions to grow FFO over the past five years consistent with the rest of the industry. And we believe that it would be a serious error if the Board pursued a path of selling individual properties or putting individual properties into joint ventures.

     Pentwater has consistently felt that there is value inherent in Post well beyond what was implied by the public markets. We believe that this value is appreciated by at least the one bidding group that has offered between $44 and $47 per share for Post. Pentwater believes that the Board is pursuing the correct course of action in conducting an auction for Post and strongly encourages Post not to pursue any process to sell individual properties or form joint ventures.

Accordingly, pursuant to Article I, Section 7(b) of Post’s Bylaws (the “Bylaws ”), Pentwater Growth Fund Ltd. hereby notifies Post that we intend to appear in person or by proxy to nominate (and do hereby nominate) the following persons for election as directors at Post’s 2008 Annual Meeting of Shareholders:

          Robert G. Goldstein
          Stephen R. Gross
          Steven D. Scheiwe
          John Turner White, IV

          Lori Jones Whitted

Annex A hereto sets forth information concerning each such nominee that is required to be included in this notice pursuant to Article I, Section 7(b) of the Bylaws, including copies of each nominee’s consent to nomination and agreement to serve if elected. No nominee has any affiliation with or material interest in Post or any transaction involving Post or any affiliation with or material interest in any person or entity having an interest materially adverse to Post.

Each of our nominees has entered into an indemnification agreement with Pentwater Capital Management LP pursuant to which we have agreed to indemnify such nominee for claims related to any event or occurrence relating to, or directly or indirectly arising out of, or any action taken or omitted to be taken, in connection with the election of directors at Post’s 2008 Annual Meeting of Shareholders.

We are the beneficial owner of approximately 2,013,888 shares of Post’s common stock. The shares are held on Post’s books in the name of Post Growth Fund Ltd. and under three broker accounts: (i) Citigroup Global Markets Inc.; (ii) DB Securities Service NJ Inc.; and (iii) Goldman, Sachs & Co. Accordingly, we hereby represent that we are the beneficial holder of shares of Post’s common stock entitled to vote at the 2008 Annual Meeting of Shareholders and that we intend to appear in person or by proxy the meeting to nominate the person named in this notice. Attached hereto as Annex B are certifications from our brokers certifying our beneficial ownership as well as other information regarding our ownership and interests.

Our understanding is that the Board of Directors has fixed the number of Directors at nine. We reserve the right to increase the number of nominees we propose in the event that the number of Directors should be increased to a number greater than nine.
We also reserve the right to substitute an additional nominee for any of the foregoing nominees in the event that any of the foregoing nominees are unable to stand for election for any reason.

If any further information is required concerning any of our nominees, please do not hesitate to contact us.

Pentwater Capital Management LP
By: /s/ Matthew C. Halbower
Name: Matthew C. Halbower
Title: Chief Executive Officer

Annex A-1

Robert G. Goldstein, Age 45

Business Address

New Trier Partners, LLC
500 Skokie Blvd., Suite 100
Northbrook, Illinois 60062
Telephone: (847) 564-6800, Ext. 240
Email:  RGoldstein@newtrierpartners.com

Residence Address

1190 Hilary Lane
Highland Park, IL 60035

Principal Occupations During the Past Five Years

2005-Current: Managing Partner of New Trier Partners, LLC
1988-2005: Managing Director of Levenfeld Pearlstein, LLC

Summary of Experience

Robert G. Goldstein has served as Managing Partner of New Trier Partners, LLC, a private equity and real estate investment firm, since January 2005. Prior to joining New Trier Partners, LLC, Mr. Goldstein served as managing director of Levenfeld Pearlstein, LLC from 1988 through January 2005.

Compensation

During the fiscal year 2007, Mr. Goldstein received no compensation from Post Properties, Inc. or any of its affiliates.

Common Stock Ownership

As of the date hereof, Mr. Goldstein holds no shares of common stock of Post Properties, Inc.

Nominee Consent

See attached Acknowledgement and Consent

ACKNOWLEDGMENT AND REPRESENTATION

I am supplying the above information at the request of Pentwater Capital Management, LP for use in connection with the notice that it intends to send the Company proposing certain director nominees, and in connection with any proxy statement and other proxy and related materials to be used in connection with the election of Post Properties, Inc. directors. I understand that such information will be disclosed to the extent required under federal securities laws and regulations, and that Pentwater Capital Management, LP and the Company will rely on the information provided. I hereby certify that the above information is true and correct to the best of my knowledge and belief as of this date and agree to notify Pentwater Capital Management, LP immediately if I become aware of any change in such information before the Company’s 2008 annual meeting of stockholders.

By signing below, I consent to being named as a nominee for director of the Company and agree to serve as a director of the Company if elected.

Date: February 1, 2008	Signature: /s/ Robert G. Goldstein
Print Name: Robert G. Goldstein

Annex A-2

Stephen R. Gross, Age 60

Business Address

HLB Gross Collins, P.C.
2625 Cumberland Parkway, #400
Atlanta, Georgia 30339
Telephone: (770) 433-1711
Email:  sgross@grosscollins.com

Residence Address

175 RiverNorth Drive, NW
Atlanta, Georgia 30328

Principal Occupations During the Past Five Years

1979-Current: Officer of HLB Gross Collins, P.C.
2004-Current: Executive Director of Business Builders Team, LLC
1998-2003: Managing Director of Fountainhead Ventures, L.L.C.

Summary of Experience

Stephen R. Gross has served as an officer of HLB Gross Collins, P.C., an accounting and consulting firm, since 1979. Since 2004, he has also served as Executive Director of Business Builders Team, LLC. From 1998 to 2003, Mr. Gross served as Managing Director of Fountainhead Ventures, L.L.C. Mr. Gross served as a director for eBank Financial Services, Inc. from 1997 to 2004 and currently serves on the board of the Legg Mason affiliated mutual funds.

Audit Committee Experience

Mr. Gross serves on the audit committee of the Legg Mason affiliated mutual funds

Compensation

During the fiscal year 2007, Mr. Gross received no compensation from Post Properties, Inc. or any of its affiliates.

Common Stock Ownership

As of the date hereof, Mr. Gross holds no shares of common stock of Post Properties, Inc.

Nominee Consent

See attached Acknowledgement and Consent

ACKNOWLEDGMENT AND REPRESENTATION

I am supplying the above information at the request of Pentwater Capital Management, LP for use in connection with the notice that it intends to send the Company proposing certain director nominees, and in connection with any proxy statement and other proxy and related materials to be used in connection with the election of Post Properties, Inc. directors. I understand that such information will be disclosed to the extent required under federal securities laws and regulations, and that Pentwater Capital Management, LP and the Company will rely on the information provided. I hereby certify that the above information is true and correct to the best of my knowledge and belief as of this date and agree to notify Pentwater Capital Management, LP immediately if I become aware of any change in such information before the Company’s 2008 annual meeting of stockholders.

By signing below, I consent to being named as a nominee for director of the Company and agree to serve as a director of the Company if elected.

Date: January 28, 2008	Signature: /s/ Stephen R. Gross
Print Name: Stephen R. Gross

Annex A-3

Steven D. Scheiwe, Age 47

Business Address

Ontrac Advisors, Inc.
4407 Manchester Ave., Suite 204
Encinitas, California 92024
Telephone: (760) 436-8314
Facsimile: (760) 436-9209
Email: steve@ontracadvisors.com

Residence Address

2211 Silver Peak Place
Encinitas, California 92024

Principal Occupations During the Past Five Years

May 2001-Current: President of Ontrac Advisors, Inc.

Summary of Experience

Steven D. Scheiwe currently serves as President of Ontrac Advisors, Inc. which provides analysis and management services to private equity groups, publicly and privately held companies and funds managing distressed corporate debt issues. Prior to forming Ontrac, he served as the Chief Executive Officer of Teletrac, Inc., a wireless and telecommunications service provider. Mr. Scheiwe currently serves on the boards of FiberTower Corporation, Footstar, Inc., General Chemical Industrial Products, Inc., American Restaurant Group, Inc., and Friedman’s Inc.

Audit Committee Experience

Mr. Scheiwe currently serves on the audit committee of FiberTower Corporation.

Compensation Committee Experience

Mr. Scheiwe currently serves on the compensation committees of General Chemical Industrial Products, Inc. and Footstar, Inc.

Compensation

During the fiscal year 2007, Mr. Scheiwe received no compensation from Post Properties, Inc. or any of its affiliates.

Common Stock Ownership

As of the date hereof, Mr. Scheiwe holds no shares of common stock of Post Properties, Inc.

Nominee Consent

See attached Acknowledgement and Consent

ACKNOWLEDGMENT AND REPRESENTATION

I am supplying the above information at the request of Pentwater Capital Management, LP for use in connection with the notice that it intends to send the Company proposing certain director nominees, and in connection with any proxy statement and other proxy and related materials to be used in connection with the election of Post Properties, Inc. directors. I understand that such information will be disclosed to the extent required under federal securities laws and regulations, and that Pentwater Capital Management, LP and the Company will rely on the information provided. I hereby certify that the above information is true and correct to the best of my knowledge and belief as of this date and agree to notify Pentwater Capital Management, LP immediately if I become aware of any change in such information before the Company’s 2008 annual meeting of stockholders.

By signing below, I consent to being named as a nominee for director of the Company and agree to serve as a director of the Company if elected.

Date: January 17, 2008	Signature: /s/ Steven D. Scheiwe
Print Name: Steven D. Scheiwe

Annex A-4

John Turner White, IV, Age 58

Business Address

White and Company, LLC
1600 Genessee, Suite 749
Kansas City, MO 64102
Telephone: (816) 283-0665
Facsimile: (816) 363-3354
Email: turnerwhite901@msn.com

Residence Address

6010 Belleview Avenue
Kansas City, Missouri 64113

Principal Occupations During the Past Five Years

2004-Current: President of White and Company, LLC
2006-Current: Assistant Professor of Management of Rockhurst University
2000-2004: Chief Executive Officer of Union Station Kansas City, Inc.

Summary of Experience

John Turner White, IV, has served as owner and President of White and Company, LLC, a consulting and investment firm, since May 2004. Since 2006, Mr. White has served as an Assistant Professor of Management at Rockhurst University in Kansas City, Missouri. From May 2000 to May 2004, Mr. White served as Chief Executive Officer of Union Station Kansas City, Inc. From September 1998 to February 2000, he served as Vice President and East region general manager of Cell Net Data Systems, an investor-owned data management and metering supplier to the electric energy industry. Mr. White currently serves on the board of CPI Corp. Mr. White also serves on the board of the Center for Equine Assisted Therapy and the board of regents of Rockhurst University.

Audit Committee Experience

Mr. White serves on the audit committee of CPI Corp.

Compensation Committee Experience

Mr. White serves on the compensation committee of CPI Corp.

Compensation

During the fiscal year 2007, Mr. White received no compensation from Post Properties, Inc. or any of its affiliates.

Common Stock Ownership

As of the date hereof, Mr. White holds no shares of common stock of Post Properties, Inc.

Nominee Consent

See attached Acknowledgement and Consent

ACKNOWLEDGMENT AND REPRESENTATION

I am supplying the above information at the request of Pentwater Capital Management, LP for use in connection with the notice that it intends to send the Company proposing certain director nominees, and in connection with any proxy statement and other proxy and related materials to be used in connection with the election of Post Properties, Inc. directors. I understand that such information will be disclosed to the extent required under federal securities laws and regulations, and that Pentwater Capital Management, LP and the Company will rely on the information provided. I hereby certify that the above information is true and correct to the best of my knowledge and belief as of this date and agree to notify Pentwater Capital Management, LP immediately if I become aware of any change in such information before the Company’s 2008 annual meeting of stockholders.

By signing below, I consent to being named as a nominee for director of the Company and agree to serve as a director of the Company if elected.

Date: January 19, 2008	Signature: /s/ Turner White (John Turner White, IV)
Print Name: Turner White (John Turner White, IV)

Annex A-5

Lori Jones Whitted, Age 44

Business Address

100 Auburn Avenue
Atlanta, Georgia 30303
Telephone: (770) 363-2464
Email: lori@ljwhitted.com

Residence Address

4655 Hamden Forest Drive, SW
Atlanta, Georgia 30331

Principal Occupations During the Past Five Years

2007-Current: Senior Vice President of Jackson Securities
2007-Current: General Partner of Atlanta Life Venture Fund
2004 to Current: General Partner of Venturepreneur Partners
2002-2004: Vice President/Corporate Officer of Worldspan
2000-2002: Vice President/Corporate Officer of Verisign

Summary of Experience

Lori Jones Whitted has served as Senior Vice President of Jackson Securities since March 2007. She has also served as a general partner of Atlanta Life Venture Fund since March 2007 and Venturepreneur since October 2004. From September 2002 to September 2004, Ms. Whitted served as a Vice President of Worldspan. Prior to joining Worldspan, Ms. Whitted served as a Vice President of Verisign from May 2000 to August 2002.

Compensation

During the fiscal year 2007, Ms. Whitted received no compensation from Post Properties, Inc. or any of its affiliates.

Common Stock Ownership

As of the date hereof, Ms. Whitted holds no shares of common stock of Post Properties, Inc.

Nominee Consent

See attached Acknowledgement and Consent

ACKNOWLEDGMENT AND REPRESENTATION

I am supplying the above information at the request of Pentwater Capital Management, LP for use in connection with the notice that it intends to send the Company proposing certain director nominees, and in connection with any proxy statement and other proxy and related materials to be used in connection with the election of Post Properties, Inc. directors. I understand that such information will be disclosed to the extent required under federal securities laws and regulations, and that Pentwater Capital Management, LP and the Company will rely on the information provided. I hereby certify that the above information is true and correct to the best of my knowledge and belief as of this date and agree to notify Pentwater Capital Management, LP immediately if I become aware of any change in such information before the Company’s 2008 annual meeting of stockholders.

By signing below, I consent to being named as a nominee for director of the Company and agree to serve as a director of the Company if elected.

Date: February 1, 2008	Signature: /s/ Lori Jones Whitted
Print Name: Lori Jones Whitted

Annex B

Information regarding Pentwater

Participants

Pentwater Capital Management LP
Pentwater Growth Fund Ltd.

Business Address

227 West Monroe, Suite 4000
Chicago, IL 60608
Telephone: (312) 589-6400
Facsimile: (312) 589-6410

Description of Pentwater

Pentwater Capital Management LP is a Chicago-based $1.25 billion hedge fund founded in October 2007. The principal business of the Pentwater is investing for accounts under their management. Pentwater Capital Management LP is the investment manager for Pentwater Growth Fund Ltd. Matthew Halbower is the chief executive officer of Pentwater Capital Management LP.

Beneficial Ownership and Interests

The following table sets forth the common shares beneficially owned by Pentwater Growth Fund Ltd:

Record Holder	Date Held	Number of Shares
Citigroup Global Markets, Inc. (DTC #418)	January 30, 2008	170,800
DB Securities Service NJ Inc.	January 30, 2008	914,000
Goldman, Sachs & Co.	January 31, 2008	827,500
Pentwater Growth Fund Ltd.	January 31, 2008	1,000

Pentwater Growth Fund Ltd. also holds options to purchase 82,000 shares of common stock of Post Properties, Inc. The following table sets forth Pentwater Growth Fund Ltd.’s purchases and sales involving securities of Post Properties, Inc. since October 2007 when the fund was formed:

Trade	Settle	Trans Type	Quantity	Symbol	Fin Type
10/29/2007	11/1/2007	Buy Transaction	1000	PPS-USAA	COMMON
10/31/2007	11/5/2007	Buy Transaction	87500	PPS-USAA	COMMON
10/31/2007	11/5/2007	Buy Transaction	11500	PPS-USAA	COMMON
11/1/2007	11/6/2007	Buy Transaction	110000	PPS-USAA	COMMON
11/1/2007	11/6/2007	Buy Transaction	190000	PPS-USAA	COMMON
11/2/2007	11/7/2007	Buy Transaction	35000	PPS-USAA	COMMON
11/2/2007	11/7/2007	Buy Transaction	125000	PPS-USAA	COMMON
11/5/2007	11/8/2007	Sell Transaction	-245000	PPS-USAA	COMMON
11/5/2007	11/8/2007	Sell Transaction	-6500	PPS-USAA	COMMON
11/5/2007	11/8/2007	Sell Transaction	-8500	PPS-USAA	COMMON
11/8/2007	11/14/2007	Sell Transaction	-25000	PPS-USAA	COMMON
11/8/2007	11/14/2007	Sell Transaction	-125000	PPS-USAA	COMMON
11/12/2007	11/15/2007	Buy Transaction	70000	PPS-USAA	COMMON

11/12/2007	11/15/2007	Buy Transaction	25000	PPS-USAA	COMMON
11/12/2007	11/15/2007	Buy Transaction	115000	PPS-USAA	COMMON
11/13/2007	11/16/2007	Buy Transaction	290000	PPS-USAA	COMMON
11/14/2007	11/19/2007	Buy Transaction	120000	PPS-USAA	COMMON
11/14/2007	11/19/2007	Buy Transaction	279700	PPS-USAA	COMMON
11/15/2007	11/20/2007	Buy Transaction	265300	PPS-USAA	COMMON
11/15/2007	11/20/2007	Buy Transaction	110000	PPS-USAA	COMMON
11/16/2007	11/21/2007	Buy Transaction	180000	PPS-USAA	COMMON
11/16/2007	11/21/2007	Buy Transaction	55000	PPS-USAA	COMMON
11/19/2007	11/23/2007	Buy Transaction	140000	PPS-USAA	COMMON
11/21/2007	11/27/2007	Buy Transaction	215000	PPS-USAA	COMMON
11/23/2007	11/28/2007	Sell Transaction	-19303	PPS-USAA	COMMON
11/23/2007	11/28/2007	Buy Transaction	1600	PPS-USAA	COMMON
11/26/2007	11/29/2007	Sell Transaction	-50000	PPS-USAA	COMMON
11/26/2007	11/29/2007	Sell Transaction	-10000	PPS-USAA	COMMON
11/26/2007	11/29/2007	Sell Transaction	-37297	PPS-USAA	COMMON
11/27/2007	11/30/2007	Sell Transaction	-25000	PPS-USAA	COMMON
11/27/2007	11/30/2007	Sell Transaction	-25000	PPS-USAA	COMMON
11/28/2007	12/3/2007	Sell Transaction	-25000	PPS-USAA	COMMON
11/28/2007	12/3/2007	Sell Transaction	-25000	PPS-USAA	COMMON
11/29/2007	12/4/2007	Buy Transaction	150000	PPS-USAA	COMMON
11/29/2007	12/4/2007	Buy Transaction	20000	PPS-USAA	COMMON
11/30/2007	12/5/2007	Buy Transaction	62400	PPS-USAA	COMMON
11/30/2007	12/5/2007	Sell Transaction	-250000	PPS-USAA	COMMON
12/3/2007	12/6/2007	Buy Transaction	85000	PPS-USAA	COMMON
12/4/2007	12/7/2007	Buy Transaction	22600	PPS-USAA	COMMON
12/4/2007	12/7/2007	Buy Transaction	15000	PPS-USAA	COMMON
12/5/2007	12/10/2007	Buy Transaction	15000	PPS-USAA	COMMON
12/5/2007	12/10/2007	Buy Transaction	10000	PPS-USAA	COMMON
12/6/2007	12/11/2007	Sell Transaction	-23000	PPS-USAA	COMMON
1/23/2008	1/28/2008	Buy Transaction	62500	PPS-USAA	COMMON
1/23/2008	1/28/2008	Sell Transaction	-275800	PPS-USAA	COMMON
1/24/2008	1/29/2008	Buy Transaction	153300	PPS-USAA	COMMON
1/24/2008	1/29/2008	Buy Transaction	70700	PPS-USAA	COMMON
1/24/2008	1/29/2008	Sell Transaction	-10700	PPS-USAA	COMMON
1/25/2008	1/30/2008	Sell Transaction	-37700	PPS-USAA	COMMON
1/25/2008	1/30/2008	Buy Transaction	50200	PPS-USAA	COMMON
1/28/2008	1/31/2008	Buy Transaction	5000	PPS-USAA	COMMON
1/29/2008	2/1/2008	Sell Transaction	-12200	PPS-USAA	COMMON
1/30/2008	2/4/2008	Buy Transaction	91648	PPS-USAA	COMMON
1/31/2008	2/5/2008	Buy Transaction	9940	PPS-USAA	COMMON
12/6/2007	12/7/2007	Buy Transaction	82,000	PPSCH2008-USAA	OPTION

Pentwater Growth Fund Ltd. also has an economic interest in 2,249,300 shares of common stock of Post Properties, Inc. Pentwater Growth Fund Ltd. holds these economic interests pursuant to various swap agreements under which Pentwater Growth Fund Ltd. has no ownership right in, nor any voting or dispositive power with respect to such shares.

January 31, 2008

Neal Nenadovic, CA, CFA
Chief Financial Officer
Pentwater Capital Management LP
227 West Monroe, Suite 4000
Chicago, IL 60606

Dear Mr. Nenadovic,

At your request, we, Citigroup Global Markets Inc. (“CGMI”), in our capacity as prime broker for Pentwater Growth Fund Ltd (“Pentwater Growth”), reviewed our records with respect to certain securities held by Pentwater Growth. According to our records, as of the close of business January 30, 2008, Pentwater Growth was the beneficial holder of 170,800 shares of Post Properties, with the corresponding CUSIP # 737464107.

As our records further indicate, such securities are currently held at DTCC in the name of CGMI (participant # 418), acting as custodian for Pentwater Growth.

Sincerely,

/s/ Maureen R. Horn

Maureen R. Horn
Director
Citigroup Global Markets Inc.

For more information about Citi Prime Finance or any of our services, please visit our website primebroker.citigroup.com or email us at: primebroker@citigroup.com .

                                                                                      Deutsche Bank

                                                                                       Deutsche Bank Securities Inc.
                                                                                       Corporate Actions
                                                                                       100 Plaza One
                                                                                       Harborside Financial Center
                                                                                       Jersey City, N.J. 07311

January 31, 2008

Pentwater Growth Fund Ltd.
227 West Monroe
Chicago, IL 60606
Attn: Neal Nenadovic

Re:  914,000 Post Properties Inc
cusip # 737464107

To Whom It May Concern:

Please be advised that as of close of business January 30, 2008 DB Securities Service NJ Inc. hereby confirms and certifies that Pentwater Growth Fund Ltd are the beneficial holders of 914,000 Principal Amount of Post Properties cusip # 737464107.

Since DB Securities Services Inc is the custodian on the account the position is held at DTCC for participant # 573.

Should you have any questions concerning this matter please feel free to contact me at the following telephone number 201 593-2966.

Sincerely,

 /s/ Raymond Conte

Raymond Conte
Associate
DGNJ Corporate Actions

Pentwater Capital Management
227 West Monroe, Suite 4000
Chicago, IL 60606

January 31, 2008

Sirs,

Statement of Holdings: Post Properties Inc., CUSIP: 737464107, 827,500 shares

(the “Securities ”)

Goldman, Sachs & Co. (“GSCO”) and Goldman Sachs International (“GSI”) act as prime broker and custodian to the funds and for the accounts listed on the attached Annex A (the “Funds”). This will confirm that the Security listed above was reflected on GSCO’s and GSI’s books and records for the account(s) of the applicable Fund(s) on January 31, 2008.

Please note that to the extent financing was extended against any of the Securities on such date, standard collateral arrangements may have resulted in transfers of such Securities pursuant to GSCO’s or GSI’s rights as a secured creditor, in which case the applicable Fund retained a contractual right against GSCO or GSI, as applicable, for the delivery of equivalent securities, with the result that one or more of the Funds may not have had the right to vote or exercise other indicia of ownership of the Securities, and that GSCO or GSI, as applicable, may have lent, sold or otherwise used the Securities.

Yours faithfully,

 /s/
Managing Director
For and on behalf of
Goldman Sachs & Co.

Please note that we accept no responsibility or liability to you or any third party in connection with the contents of this letter. The foregoing information is disclosed to you for informational purposes only and should not be relied upon by you or any third party for any other purpose. The letter is based on information that we believe to be correct, however, the information is correct only as of the date stated and would need to be reconfirmed in respect of any other date. The above information lists purchases and sales cleared by us for the accounts and dates indicated therein, along with certain additional information. Please note however that the official statement of your transactions and securities holdings is provided to you in the form of Goldman Sachs confirmations at the time of the transaction for transactions executed through Goldman Sachs, and monthly customer statements at the end of each calendar month for all transactions cleared to your Goldman Sachs prime brokerage account. The attached is being provided at your request as a courtesy and is not an official report nor in a form customarily provided to our clients nor is it maintained in such a format by us as part of our official books and records. Goldman Sachs & Co. has no independent regulatory requirement or duty to maintain, and the attached is not meant to be a substitute for you or your funds’ official books and records, nor do we assume any responsibility for any regulatory compliance obligations to which you may be subject. We do not represent that this material is accurate, complete or up-to-date nor suitable for your intended use and we do not accept liability for any losses or damages arising from your use of this information.

Annex A

Account Name	Account Number
Pentwater Growth Fund Ltd.	002-323000-4